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                                   EXHIBIT 2

                            Joint Filing Agreement

                  In accordance with Rule 13d-l(f) under the Securities Exchange Act of 1934, the persons named below agree to the joint filing on behalf of each of them of a Statement on Schedule 13D (including amendments thereto) with respect to the Common Stock of Sequa Corporation, and further agree that this Joint Filing Agreement be included an exhibit to such joint filings. In evidence thereof, the undersigned, being duly authorized, hereby execute this Agreement this 19th day of August, 1994.

                                      FIFTY BROAD STREET, INC.
                                      FORFED CORPORATION
                                      42 NEW STREET, INC.
                                      YOUANDI CORPORATION
                                      GALLEON SYNDICATE CORPORATION


                                      /s/ Norman E. Alexander
                                      -----------------------
                                      Norman E. Alexander
                                      Individually and on behalf of
                                      the above-named Corporations as
                                      President or Chairman

August 19, 1994